Exhibit 99.1

SMTC Corporation Announces Second Quarter Results

TORONTO, Aug. 05, 2020 (GLOBE NEWSWIRE) -- SMTC Corporation (Nasdaq:SMTX), a global electronics manufacturing services provider and winners of Frost & Sullivan’s 2019 Best Practices Award for Customer Value Leadership in the Electronics Manufacturing Services Industry, today announced its second quarter 2020 results.

Business Highlights

•	Second quarter 2020 revenue of $90.4 million
•	EPS was $0.03 and Adjusted EPS was $0.08
•	Net Income was $1.0 million, EBITDA was $5.8 million and Adjusted EBITDA was $6.4 million
•	Continued to gain market share with over $130 million of new orders booked during the past three quarters, including $26 million in the second quarter, from new and existing customers
•	Installed equipment shipped from SMTC’s former Chinese manufacturing facility to provide increased capacity in North America facilities
•	All facilities are open and remain in operation and in compliance with applicable COVID-19 health and safety measures
•

Subject to debt covenants, the Company had access to additional borrowing capacity of $30.9 million under SMTC’s asset-based lending credit facility with debt-to-adjusted EBITDA ratio of 2.66 (excluding leases) as of June 28, 2020

•	Amended credit facilities to provide increased covenant flexibility to respond to COVID-19 related business conditions
•	Revenue and Adjusted EBITDA for the second half of 2020 are expected to range between $190 million to $205 million and $13.7 million and $15.0 million, respectively

$s millions (except EPS)	Q2 2020	Q1 2020	Change	Q2 2019	Change
Revenue	$90.4	$95.1	(5.0%)	$90.9	(0.6%)
GAAP
Gross Profit	$10.7	$9.6	10.9%	$9.0	18.8%
Gross Profit Percentage	11.8%	10.1%		9.9%
Net Income (Loss)	$1.0	$0.8	23.2%	($2.5)	138.7%
EPS	$0.03	$0.03	0.0%	($0.10)	130.9%
Non-GAAP
Adjusted Gross Profit	$11.7	$11.7	0.7%	$10.8	8.3%
Adjusted Gross Profit Percentage	13.0%	12.3%		11.9%
Adjusted Net Income	$2.4	$2.2	9.6%	$1.1	115.9%
Adjusted EPS	$0.08	$0.08	3.6%	$0.05	72.5%
Adjusted EBITDA	$6.4	$6.2	3.2%	$6.1	5.5%
Adjusted EBITDA Percentage	7.1%	6.5%		6.7%
Net Debt	$84.6	$83.6	1.2%	95.9

Note: Adjusted Gross Profit, Adjusted Gross Profit Percentage, Adjusted Net Income, Adjusted Earnings Per Common Share (Adjusted EPS), EBITDA, Adjusted EBITDA, Adjusted EBITDA Percentage, and Net Debt (each as defined below) are non-GAAP measures. Please refer to the section below labeled “Non-GAAP Information” and the various reconciliations to the applicable most directly comparable GAAP measures shown below in this press release.

Management Commentary

“Our sales organization continues to gain market share and expand our sales funnel. Over the last three quarters, we secured over $130 million of new orders, including $26 million in the second quarter, from new and existing customers. During the second quarter, we also launched eight new programs at our New Product Introduction facilities that will enter production in the second half of 2020,” said Ed Smith, SMTC’s President and Chief Executive Officer.

“By maintaining a strong and diverse customer base and carefully managing our expenses and business operations, we were able to generate improved bottom line results. Barring any significant new COVID-19 related impacts, we believe we are positioned for an improving financial performance in the second half of the year,” added Smith.

Revenue by Industry Sector

Industry Sector	Three months ended June 28, 2020		Three months ended June 30, 2019		Change
Dollars in millions	$	%	$	%	$	%
Industrial IoT, Power and Clean Technology	38.3	42.4	36.9	40.6	1.4	3.8
Test and Measurement	13.9	15.4	12.1	13.3	1.8	14.9
Medical and Safety	10.2	11.3	11.2	12.3	(1.0)	(8.9)
Avionics, Aerospace and Defense	9.2	10.2	4.8	5.3	4.4	91.7
Semiconductors	7.1	7.9	5.8	6.4	1.3	22.4
Retail and Payment Systems	6.7	7.4	12.1	13.3	(5.4)	(44.6)
Telecom, Networking and Communications	5.0	5.5	8.0	8.8	(3.0)	(37.5)
Total	90.4	100.0	90.9	100.0	(0.5)	(0.6)

“While our customer demand during the first half of the second quarter of 2020 tracked to our internal plans, we experienced some demand reductions from retail payment systems and commercial avionics programs, among others, and order rescheduling from other customers in the latter part of the quarter. We believe this resulted in part from the COVID-19 pandemic and our customers modifying their requirements in response to the shifting demand of their respective end customers. Our supply chain did an outstanding job working around the logistics issues resulting from the COVID-19 pandemic to ensure we could meet our customers’ changing requirements,” noted Smith.

“To ensure the health and safety of our employees and their families as we addressed our customers’ delivery requirements, we incurred approximately $1.2 million in COVID-19 related expenses in the second quarter. These expenses were for the retention of temporary replacement labor, additional sanitation, cleaning and disinfection of facilities, personal protective equipment and related supplies and costs related to facilitating social distancing,” commented Smith.

For the three months ended June 28, 2020, cash used by operations was $0.3 million and capital expenditures were $0.7 million. During the second quarter the Company amended its credit facilities to provide increased covenant flexibility as it navigates through the COVID-19 pandemic.

As of June 28, 2020, SMTC had $30.9 million available for borrowing under its asset-based lending facility and a debt-to-adjusted EBITDA ratio of 2.66 (excluding leases).

Subsequent to June 28, 2020, the Company implemented certain cost-cutting measures, including headcount reductions primarily at its Zacatecas, Mexico facility, a freeze on all non-essential new hiring, curtailed new programs and reduced capital expenditures.

Second Half 2020 Outlook

“Although the COVID-19 pandemic continues to present a level of uncertainty to our business, we remain encouraged by the gains we have made adding new customers and the loyalty demonstrated by our existing customer base. Based on our current demand and supply chain visibility, and assuming our facilities continue to operate at currently planned levels, we expect revenue to range between $190 million to $205 million and adjusted EBITDA to range between $13.7 million and $15.0 million for the second half of 2020,” said Smith.

Financial Results Conference Call

SMTC will host a conference call which will start at 8:30 am Eastern Time on Thursday, August 6, 2020 to discuss its second quarter financial results. The conference call can be accessed by visiting the Investor Relations section of SMTC’s web site on the Investor Relations Calendar page at https://www.smtc.com/investors/news-events/ir-calendar or dialing 1-877-317-6789 (for U.S. participants), 1-866-605-3852 (for Canadian participants) or 1-412-317-6789 (for participants outside of the U.S. and Canada) ten minutes prior to the start of the call and requesting to join the SMTC Corporation’s Second Quarter Results Conference Call. The conference call will be available for rebroadcast from the Investor Relations section of SMTC’s web site on the Investor Relations Calendar page.

Non-GAAP information

Adjusted Gross Profit, Adjusted Gross Profit Percentage, Adjusted Net Income, Adjusted Earnings Per Common Share (Adjusted EPS), EBITDA, Adjusted EBITDA, Adjusted EBITDA Percentage, and Net Debt are non-GAAP measures and are referred to herein as “Non-GAAP Financial Measures.” Adjusted Gross Profit is computed as gross profit excluding amortization of intangible assets, unrealized foreign exchange gains or losses on unsettled forward foreign exchange contracts and COVID-19 related expenses. COVID-19 related expenses include expenses associated with the retention of temporary replacement labor, additional sanitation, cleaning and disinfection of facilities, personal protective equipment and related supplies and costs associated with facilitating social distancing. Adjusted Gross Profit Percentage is computed as Adjusted Gross Profit divided by revenue. Adjusted Net Income is computed as net income (loss) before amortization of intangible assets, restructuring charges (recovery), stock-based compensation, fair value adjustment of warrant liability, merger and acquisition related expenses, fair value adjustment to contingent consideration, COVID-19 related expenses and unrealized foreign exchange gains and losses on unsettled forward foreign exchange contracts. Adjusted EPS is computed as Adjusted Net Income divided by Diluted Weighted Average Shares Outstanding. EBITDA is computed as net income (loss) before interest, taxes, depreciation, and amortization. Adjusted EBITDA is computed as EBITDA as further adjusted to exclude restructuring charges, stock-based compensation, fair value adjustment of warrant liability, fair value adjustment to contingent consideration, merger and acquisition related expenses, COVID-19 related expenses and unrealized foreign exchange gains and losses on unsettled forward foreign exchange contracts. Adjusted EBITDA Percentage is computed as Adjusted EBITDA divided by revenue. Net Debt is computed as total debt minus cash. Reconciliations of Adjusted Gross Profit to gross profit, Adjusted Gross Profit Percentage to gross profit percentage, Adjusted Net Income to net income (loss), EBITDA to net income (loss), Adjusted EBITDA to net income (loss), Adjusted EBITDA Percentage to net income (loss) percentage and Net Debt to total debt are each included in this press release below. Management believes that these Non-GAAP Financial Measures, when used in conjunction with GAAP financial measures, provide useful information to investors about operating results, enhance the overall understanding of past financial performance and future prospects, and allow for greater transparency with respect to the key metrics SMTC uses in its financial and operational decision making. The Company’s management believes that adjusting for the additional temporary costs attributable to the COVID-19 pandemic allows for a better comparison of the Company’s performance to prior periods, which is consistent with the Company’s recent amendments to the financial covenants in its financing agreements. These Non-GAAP Financial Measures are used by management to manage and monitor SMTC’s performance, and also frequently used by analysts, investors and other interested parties to evaluate companies in SMTC’s industry. The presentation of this financial information is not intended to be considered in isolation or as a substitute for, or superior to, the financial information prepared and presented in accordance with GAAP, and should not be construed as an inference that SMTC’s future results will be unaffected by any items adjusted for in these Non-

GAAP Financial Measures. In evaluating these non-GAAP measures, you should be aware that in the future SMTC may incur expenses that are the same as or similar to some of those adjusted in the presentation below. The Non-GAAP Financial Measures that SMTC uses are not necessarily comparable to similarly titled measures used by other companies due to different methods of calculation.

Forward-Looking Statements

The statements contained in this release that are not purely historical are forward-looking statements, which involve risk and uncertainties that could cause actual results to differ materially from those expressed in the forward-looking statements. These statements may be identified by their use of forward looking terminology such as  “anticipates,” “believes,” “can,” “continue,” “could,” “estimates,” “expects,” “intends,” “may,” “plans,” “potential,” “predicts,” “should,” or “will” or the negative of these terms or other and similar words, and include, but are not limited to, statements regarding stability of customer demand, supply chain visibility, SMTC’s expected financial results in the second half of 2020, including revenue, net income (loss), adjusted EBITDA, as well as the anticipated revenue from specific new programs, SMTC’s expected investments in program management teams, production certifications and new customer-program start-up costs and COVID-19 related expenses in the second half of 2020, the anticipated impact of the COVID-19 pandemic, including SMTC’s health and safety measures at its facilities, its ability to meet customers’ production requirements, its ability to continue operations in accordance with applicable regulations, and access to additional funding under its credit facilities. For these statements, SMTC claims the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995. Risks and uncertainties that may cause future results to differ from forward looking statements include the effect of the expanded outbreak of the COVID-19 pandemic on the economy generally and on SMTC, its operations, fluctuations in demand for customers’ products and changes in customers’ product sources, disruptions to the supply chain, availability of labor resources, delivery logistics, component shortages, availability of credit or lending facilities, challenges of managing quickly expanding operations, competition in the electronics manufacturing services industry, changes in regulations and guidance from federal, state and local governments and public health officials, and others risks and uncertainties discussed in SMTC’s most recent filings with the Securities and Exchange Commission. The forward-looking statements contained in this release are made as of the date hereof and SMTC assumes no obligation to update the forward-looking statements, or to update the reasons why actual results could differ materially from those projected in the forward-looking statements.

About SMTC

SMTC Corporation was founded in 1985 and acquired MC Assembly Holdings, Inc. in November 2018.  SMTC has more than 50 manufacturing and assembly lines in the United States and Mexico which creates a powerful low-to-medium volume, high-mix, end-to-end global electronics manufacturing services (EMS) provider. With local support and expanded manufacturing capabilities globally, including fully integrated contract manufacturing services with a focus on global original equipment manufacturers and emerging technology companies, including those in the Avionics, Aerospace and Defense, Industrial IoT, Power and Clean Technology, Medical and Safety, Retail and Payment Systems, Semiconductors, Telecom, Networking and Communications, and Test and Measurement industries. As a mid-size provider of end-to-end EMS, SMTC provides printed circuit boards assemblies production, systems integration and comprehensive testing services, enclosure fabrication, as well as product design, and sustaining engineering and supply chain management services. SMTC services extend over the entire electronic product life cycle from the development and introduction of new products through to the growth, maturity and end-of-life phases. For further information on SMTC Corporation, please visit our website at www.smtc.com.

Consolidated Statements of Operations and Comprehensive Income(loss)
(Unaudited)
	Three months ended		Six months ended

(Expressed in thousands of U.S. dollars, except number of shares and per share amounts)	June 28, 2020	June 30, 2019	June 28, 2020	June 30, 2019

Revenue	$90,406	$90,936	$185,544	$193,585
Cost of sales	79,720	81,939	165,219	175,964
Gross profit	10,686	8,997	20,325	17,621
Selling, general and administrative expenses	7,107	6,560	14,326	13,359
Gain on Contingent Consideration	-	-	-	(3,050)
Restructuring charges (recovery)	(125)	1,546	(346)	2,170
Operating earnings	3,704	891	6,345	5,142
Fair value loss (gain) on warrant liability	399	40	(118)	(61)
Interest expense	1,987	2,800	4,080	5,670
Net income (loss) before income taxes	1,318	(1,949)	2,383	(467)
Income tax expense
Current	311	416	586	695
Deferred	52	103	67	95
	363	519	653	790
Net income (loss) and comprehensive income (loss)	$955	$(2,468)	$1,730	$(1,257)

Basic income (loss) per share	$0.03	$(0.10)	$0.06	$(0.05)
Diluted income (loss) per share	$0.03	$(0.10)	$0.06	$(0.05)

Weighted average number of shares outstanding
Basic	28,213,729	23,557,944	28,204,514	23,403,431
Diluted	29,493,472	23,557,944	29,484,257	23,403,431

Consolidated Balance Sheets
(Unaudited)

(Expressed in thousands of U.S. dollars)	June 28, 2020	December 29, 2019
Assets

Current assets:
Cash	$311	$1,368
Accounts receivable - net	65,071	69,919
Unbilled contract assets	38,647	26,271
Inventories - net	50,125	47,826
Prepaid expenses and other assets	6,813	7,044
Derivative assets	459	-
Income taxes receivable	160	-
	161,586	152,428

Property, plant and equipment - net	23,495	25,310
Operating lease right of use assets - net	6,419	3,330
Goodwill	18,165	18,165
Intangible assets - net	10,383	12,747
Deferred income taxes - net	473	540
Deferred financing costs - net	749	859
Total assets	$221,270	$213,379

Liabilities and Shareholders' Equity

Current liabilities:
Revolving credit facility	33,943	34,701
Accounts payable	70,591	74,126
Accrued liabilities	20,039	11,164
Warrant liability	1,612	1,730
Restructuring liability	675	1,597
Income taxes payable	267	157
Current portion of long-term debt	1,875	1,250
Current portion of operating lease obligations	1,494	1,128
Current portion of finance lease obligations	1,110	1,226
	131,606	127,079

Long-term debt	32,903	33,750
Operating lease obligations	5,339	2,615
Finance lease obligations	8,278	8,838
Total liabilities	178,126	172,282

Shareholders’ equity:
Capital stock	508	508
Additional paid-in capital	293,706	293,389
Deficit	(251,070)	(252,800)
	43,144	41,097
Total liabilities and shareholders' equity	$221,270	$213,379

Consolidated Statements of Cash Flows
(Unaudited)
	Three months ended		Six months ended
(Expressed in thousands of U.S. dollars)
Cash provided by (used in):	June 28, 2020	June 30, 2019	June 28, 2020	June 30, 2019
Operations:
Net income (loss)	$955	$(2,468)	$1,730	$(1,257)
Items not involving cash:
Depreciation on property, plant and equipment	1,619	1,626	3,222	3,253
Amortization of acquired Intangible assets	846	1,844	2,364	3,688
Unrealized foreign exchange gain on unsettled forward
exchange contracts	(971)	-	(459)	-
Deferred income taxes	52	103	67	95
Amortization of deferred financing fees	294	274	588	545
Stock-based compensation	155	97	317	185
Change in fair value of warrant liability	399	40	(118)	(61)
Change in fair value of contingent consideration		-	-	(3,050)

Change in non-cash operating working capital:
Accounts receivable	5,542	9,229	4,848	8,035
Unbilled contract assets	(9,868)	(3,411)	(12,376)	(7,214)
Inventories	(6,804)	2,511	(2,299)	7,054
Prepaid expenses and other assets	(420)	(61)	231	(1,128)
Income taxes payable	(9)	174	(50)	203
Accounts payable	2,819	(12,100)	(3,377)	(10,130)
Accrued liabilities	5,337	(698)	8,875	(9)
Restructuring liability	(212)	(254)	(919)	(857)
Net change in operating lease right of use asset and liability	(10)	65	1	465
	(276)	(3,029)	2,645	(183)
Financing:
Repayments of revolving credit facility	603	(9,888)	(758)	(11,272)
Repayments of long-term debt	(313)	(312)	(625)	(625)
Debt issuance and deferred financing fees	(75)	(50)	(75)	(50)
Principal repayments of finance lease obligations	(314)	(392)	(676)	(809)
Proceeds from issuance of common stock (Rights offer)	-	14,044	-	14,044
	(99)	3,402	(2,134)	1,288
Investing:
Purchase of property, plant and equipment	(668)	(1,335)	(1,568)	(2,072)
	(668)	(1,335)	(1,568)	(2,072)
Decrease in cash	(1,043)	(962)	(1,057)	(967)
Cash, beginning of period	1,354	1,596	1,368	1,601
Cash, end of the period	$311	$634	$311	$634

Supplementary Information:
Reconciliation of Adjusted Gross Profit and Adjusted Gross Profit Percentage
(Unaudited)
(Expressed in thousands of U.S. dollars)	Three months ended		Six months ended
	June 28, 2020	June 30, 2019	June 28, 2020	June 30, 2019

Gross Profit	$10,686	$8,997	$20,325	$17,621
Add (deduct):
Amortization of intangible assets	846	1,844	2,364	3,688
Unrealized foreign exchange gain
on unsettled forward exchange contracts	(971)	-	(459)	-
COVID-19 related expenses	1,185	-	1,185	-
Adjusted Gross Profit	$11,746	$10,841	$23,415	$21,309
Adjusted Gross Profit Percentage	13.0%	11.9%	12.6%	11.0%

Supplementary Information:
Reconciliation of Adjusted Net Income and Adjusted EPS
(Unaudited)
(Expressed in thousands of U.S. dollars)	Three months ended		Six months ended
	June 28, 2020	June 30, 2019	June 28, 2020	June 30, 2019

Net income (loss)	$955	$(2,468)	$1,730	$(1,257)
Add (deduct):
Amortization of intangible assets	846	1,844	2,364	3,688
Restructuring charges (recovery)	(125)	1,546	-	2,170
Stock compensation expense	155	97	317	185
Fair value adjustment of warrant liability	399	40	(118)	(61)
Fair value adjustment of contingent consideration	-	-	-	(3,050)
Merger and acquisitions related expenses	-	73	-	164
COVID-19 related expenses	1,185	-	1,185	-
Unrealized foreign exchange gain
on unsettled forward exchange contracts	(971)	-	(459)	-

Adjusted Net income	$2,444	$1,132	$5,019	$1,839
Adjusted EPS	$0.08	$0.05	$0.17	$0.08
Weighted average number of shares outstanding
Basic	28,213,729	23,557,944	28,204,514	23,403,431
Diluted	29,493,472	23,557,944	29,484,257	23,403,431

Supplementary Information:
Reconciliation of EBITDA, Adjusted EBITDA and Adjusted EBITDA Percentage
(Unaudited)
(Expressed in thousands of U.S. dollars)	Three months ended		Six months ended

	June 28, 2020	June 30, 2019	June 28, 2020	June 30, 2019

Net income (loss)	$955	$(2,468)	$1,730	$(1,257)
Add (deduct):
Depreciation of property, plant and equipment	1,619	1,626	3,222	3,253
Amortization of Intangible assets	846	1,844	2,364	3,688
Interest	1,987	2,800	4,080	5,670
Income tax expense	363	519	653	790

EBITDA	$5,770	$4,321	$12,049	$12,144

Add (deduct):
Restructuring charges	(125)	1,546	(346)	2,170
Stock compensation expense	155	97	317	185
Fair value adjustment of warrant liability	399	40	(118)	(61)
Fair value adjustment of contingent consideration	-	-	-	(3,050)
Merger and acquisitions related expenses	-	73	-	164
COVID-19 related expenses	1,185	-	1,185	-
Unrealized foreign exchange gain
on unsettled forward exchange contracts	(971)	-	(459)	-

Adjusted EBITDA	$6,413	$6,077	$12,628	$11,552
Adjusted EBITDA Percentage	7.1%	6.7%	6.8%	6.0%

Supplementary Information:
Reconciliation of Second Half Fiscal 2020 Guidance Range
(Unaudited; Expressed in thousands of U.S. dollars)
	Six months ended
	3-Jan-21
	Low	High
Net Income	$4,000	$5,300
Add (deduct):
Depreciation	3,000	3,000
Amortization of Intangible	700	700
Interest	3,600	3,600
Income tax expense	300	300

EBITDA	$11,600	$12,900

Add (deduct):
Restructuring charges	1,000	1,000
Stock compensation expense	400	400
COVID-19 related expenses	700	700

Adjusted EBITDA	$13,700	$15,000

Supplementary Information:
Reconciliation of Net Debt
(Unaudited)
(Expressed in thousands of U.S. dollars)

	June 28, 2020	December 29, 2019

Revolver	$33,943	$34,701
Long-term debt	38,125	38,750
Discount (long-term debt)	(3,347)	(3,750)
Finance lease obligations	9,388	10,064
Operating lease obligations[1]	6,833	3,743
	$84,942	$83,508
Cash	$(311)	$(1,368)
Net Debt	$84,631	$82,140

1Operating lease obligations which includes $3.6 million for extension of the Company’s Fremont, CA facility lease.

Relations Contact

Peter Seltzberg
Managing Director
Darrow Associates, Inc.
516-419-9915
pseltzberg@darrowir.com